UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 15, 2007

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Effective November 15, 2007, the Company finalized a Lease Termination Agreement with IRET--Plymouth, LLC, the landlord under the lease for the Company's corporate headquarters in Plymouth, Minnesota (the "Lease").  Pursuant to the Lease Termination Agreement, the Company will vacate all of its existing space on or before July 31, 2008, the Lease will then terminate, and the Company will receive payment from the landlord of an early termination fee in the amount of $400,000.  The Lease was scheduled to expire on January 14, 2010, and the landlord requested the Company to agree to an early termination so the space could be leased to another tenant in the building.  The Company has been expecting to relocate upon the expiration of the Lease, and agreed to terminate the Lease early in exchange for payment of the early termination fee, and because the Company expects that it can find suitable space in the same general area for less cost than under the current Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)
Date:	November 16, 2007	By:	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer